CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 45 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 9, 2006, relating to the financial statements and financial highlights appearing in the December 31, 2005 Annual Reports to Shareholders of Vanguard Institutional Index Fund, Vanguard Institutional Total Stock Market Index Fund, Vanguard Institutional Total Bond Market Index Fund, Vanguard Total Stock Market Index Fund, Vanguard Extended Market Index Fund, Vanguard Large-Cap Index Fund, Vanguard Mid-Cap Index Fund, Vanguard Small-Cap Index Fund, Vanguard Value Index Fund, Vanguard Small-Cap Value Index Fund, Vanguard Growth Index Fund, and Vanguard Small-Cap Growth Index Fund, which reports are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.






PricewaterhouseCoopers LLP
Philadelphia, PA
August 17, 2006